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                                  EXHIBIT 24
                                  ----------

                               POWER OF ATTORNEY


     Each person executing this Power of Attorney hereby appoints Todd Oseth, as his attorney-in-fact to execute and to file such amendments to this Form S-8 Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate or withdraw from the registration process this Registration Statement.

Signature                     Title                      Date
---------                     -----                      ----

/s/ Todd A. Oseth             President, CEO, Director   December 30, 1999
-----------------             (principal executive
Todd A. Oseth                 and financial officer)



/s/ Esther Dyson              Director                   December 30, 1999
----------------
Esther Dyson


/s/ Robert Kutnick            Director                   December 30, 1999
------------------
Robert Kutnick


/s/ Chantal Mestdagh          Director                   December 30, 1999
--------------------
Chantal Mestdagh


/s/ Francis Vanderhoydonck    Director                   December 30, 1999
--------------------------
Francis Vanderhoydonck